INDEPENDENT AUDITOR'S CONSENT




We consent to the incorporation by reference into AMREP Corporation's previously filed Registration Statements on Form S-8 Nos. 33-67114 and 333-17695 of our report, dated June 13, 2003 with respect to the Subscription Fulfillment Business of Electronic Data Systems Corporation as of December 31, 2002 and 2001 and each of the three years in the period ended December 31, 2002 included in this Current Report on Form 8-K/A dated July 15, 2003 to be filed with the Securities and Exchange Commission.



/s/ McGladrey & Pullen, LLP
---------------------------


Davenport, Iowa
July 15, 2003


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